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                                                                  Exhibit (10.3)

                              EMPLOYMENT AGREEMENT



         THIS AGREEMENT is made and entered into as of the 23rd day of January, 1995, by and between DeVlieg-Bullard, Inc., a Delaware corporation (the "Company"), and James F. Harnish (the "Employee").

         WHEREAS, pursuant to an Asset Purchase Agreement dated the date hereof (the "Asset Purchase Agreement"), the Company has agreed to buy substantially all of the assets of Mideastern, Inc.;

         WHEREAS, Employee is currently an employee and shareholder of Mideastern, Inc.;

         WHEREAS, the Company desires, on the terms and conditions stated herein, to employ Employee; and

         WHEREAS, the Employee desires, on the terms and conditions stated herein, to be employed by the Company.

         NOW, THEREFORE, in consideration of the promises hereof and of the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Employment and Term of Employment. The Company hereby agrees to employ the Employee, and the Employee hereby agrees to serve the Company, on the terms and conditions set forth herein for the period commencing on the date hereof and expiring on January 23, 1998 (the "Expiration Date"), unless sooner terminated as hereinafter set forth.

         2. Positions and Duties. The Employee shall have such powers and duties as shall be designated by the President of the Services Group of the Company from time to time. Employee shall devote substantially all his working time and efforts to the business and affairs of the Company, shall use his best efforts to advance the best interests of the Company, and shall not engage in outside business activities which interfere with the performance of his duties hereunder.

         3.      Compensation.

                 (a) Base Salary. The Employee shall receive a base salary at the rate of $80,000 per annum ("Base Salary"), payable in substantially equal periodic payments, which shall be made no less frequently than semi-monthly during the period of the Employee's employment hereunder.
The Base Salary shall be subject to periodic review and revision by the Board of Directors of the Company but shall not be decreased during the term of employment hereunder.
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                 (b)      Incentive Compensation.  In addition to Base Salary,
the Employee shall be entitled to receive annually (based upon a calendar year calculation) the following incentive compensation:

                          (i)     An escalating bonus based upon the Company's
sales of New Britain Parts (excluding rebuild items and customer parts repair) ("New Britain Parts") in excess of 93% of the Company's prior years' sales of New Britain Parts ("Base Level Sales"). The Company's sales for purposes of 1994 shall be deemed to include those of Mideastern, Inc. and are as set forth on Exhibit A hereto. Such bonus shall be calculated as follows: 2.5% of Base Level Sales up to $100,000; 3.75% of Base Level Sales between $100,001 and $200,000; 5.0% of Base Level Sales between $200,001 and $300,000; 6.25% of Base
Level Sales between $300,001 and $400,000; and 10.0% of Base Level Sales in excess of $400,000. Notwithstanding the foregoing, the Base Level Sales bonus shall not exceed $40,000, annually. In the event Base Level Sales in any calendar year shall exceed $400,000, the amount of such excess shall be included in Base Level Sales in the following calendar year for purposes of calculating the Base Level Sales bonus for such year.

                          (ii)    For any calendar year covered by this
Agreement within which the earnings (other than earnings relating to the sale of New Britain Parts) before interest income, interest expense, taxes and employee incentive compensation payable pursuant to employment agreements directly attributable to the business conducted by the Company at its facility located at 301 Pleasant Street, Abbottstown, Pennsylvania or at such other location if the Company relocates all or any part of such business after the date hereof exceeds $300,000, a bonus equal to 35% of Base Salary, as set forth on Exhibit B hereto.

                 (c) Expenses. During the term of his employment hereunder, the Employee shall be entitled to be reimbursed in accordance with the policies and procedures established by the Company for all reasonable expenses incurred by him in performing services hereunder; provided, that the Employee properly accounts therefor in accordance with such Company policies and procedures.

                 (d) Participation in Benefit Plans. The Employee shall be entitled to participate in or receive benefits under all the Company's employee benefit plans and arrangements in effect on the date hereof or made available in the future to employees of the Company as the Board of Directors of the Company shall, in its sole discretion, determine.

                 (e) Additional Benefits. The Employee shall be entitled to receive those additional benefits ("Additional Benefits") set forth on Exhibit C hereto.

         4.      Termination

                 (a) Disability. If, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from his duties hereunder on a full time basis for one hundred eighty
(180) consecutive days, the Company may terminate its obligations





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hereunder, except for those obligations provided for in the second sentence of
Section 5(a) hereof.

                 (b) Termination Upon Death. If the Employee should die during the term of this Agreement, the Company's obligations under this Agreement shall cease, except for those obligations set forth in Section 5(b) hereof, and the Employee's employment shall be terminated.

                 (c) Termination by the Company. The Company may terminate the Employee's employment hereunder at any time for Cause or for any other reason. For the purposes of this Agreement, "Cause" shall mean any act that is materially inimical to the best interests of the Company and that constitutes on the part of the Employee personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform the duties required of Employee hereunder, willful violation of any law, governmental rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or material breach of this Agreement.

                 (d) Determination of Disability. For purposes of Sections 4(a) hereof, the determination of whether the Employee is disabled due to physical or mental illness, or whether his health is impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health, shall be made by a licensed physician satisfactory to the Employee and to the Company.

                 (e) Notice of Termination. Any termination by the Company pursuant to Sections 4(a) and 4(c) hereof shall be communicated by written notice of termination to the other party hereto.

         5.      Compensation Upon Termination or During Disability.

                 (a) During any period in which the Employee fails to perform his duties hereunder as a result of disability due to physical or mental illness, the Employee shall receive an amount which, when added to any disability benefits provided for by the Company, equals his Base Salary until the compensation and benefits received by the Employee pursuant to this Agreement are terminated pursuant to Section 4(a) hereof. Following termination due to disability, the Employee shall receive such benefits and be paid such amounts as he is entitled to receive under the Company's disability and other benefit plans then in effect.

                 (b) If the Employee's employment shall be terminated for Cause or if the Employee dies or if the Employee terminates his employment for any reason other than as a result of the Company's breach of its covenants and agreements contained in Section 6.1 of the Asset Purchase Agreement, the Company shall pay the Employee his Base Salary earned through the date on which his employment is terminated. The Company shall then have no further obligations to the Employee under this Agreement; provided, however, the Company shall cause to be paid to the Employee, his estate or beneficiaries, as the case may be, the benefits to which





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the Employee is eligible under the Company's employee benefit plans and incentive and deferred compensation arrangements.

                 (c) If the Company shall terminate the Employee's employment under this Agreement for any reason other than pursuant to Section 4(a) hereof or for Cause pursuant to Section 4(c) hereof or in the event the Employee terminates his employment as a result of the Company's breach of its covenants and agreements contained in Section 6.1 of the Asset Purchase Agreement, then, subject to the compliance by the Employee with the provisions of Sections 7 and 8 hereof, the Company shall pay the Employee, as liquidated damages or severance or both, (i) his Base Salary payable in substantially equal periodic payments no less frequently than monthly for a period ending on the Expiration Date and (ii) Incentive Compensation on an annual basis.

         6. Binding Agreement. This Agreement and all obligations of the Company hereunder shall be binding upon the successors and assigns of the Company. This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         7. Non-Competition. For so long as the Company is obligated to compensate the Employee pursuant to Sections 3 or 5 of this Agreement and for a period of three years thereafter, the Employee will not directly or indirectly own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any business which is in substantial competition with the principal business conducted by the Company or any subsidiary of the Company in any area where such business is being conducted at the time of such termination (provided that ownership of five percent (5%) or less of the voting stock of any publicly held corporation shall not constitute a violation hereof).

         8.      Unauthorized Disclosure

                 (a) During the period of his employment hereunder and for a period of three years thereafter, the Employee shall not, without the prior written consent of the Company, disclose to any person, other than a person to whom disclosure is necessary or appropriate in connection with the performance by the Employee of his duties hereunder, any confidential information obtained by him while in the employ of the Company with respect to any of the Company's products, improvements, designs, formulas, blueprints, drawings, design and manufacturing engineering drawings, manufacturing and quality control written standards, trade secrets, manufacturing know-how, processes, customers, suppliers, methods of marketing or distribution, systems, procedures, plans, proposals, or policies the disclosure of which he knows, or should have reason to know, could be damaging to the Company or its subsidiaries or affiliates; provided, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Employee) or





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any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company. Following the termination of employment hereunder, the Employee shall not disclose any confidential information of the type described above except as may be required in the opinion of the Employee's counsel in connection with any judicial or administrative proceeding or inquiry.

                 (b) The foregoing provision of this Section 8 shall be binding upon the Employee's heirs, successors and legal representatives.

         9. Remedies Upon Breach. The Employee acknowledges and agrees that, in the event of a breach of Section 7 or Section 8 hereof by the Employee, the Company would be irreparably harmed and that monetary damages would be an inadequate remedy in favor of the Company. Accordingly, the Employee and the Company agree that in the event of such a breach, the Company shall be entitled to injunctive relief against the Employee. In addition, in the event the Employee (i) breaches Section 7 or Section 8 hereof, (ii) terminates his employment hereunder for any reason other than by Death, Disability or as a result of the Company's breach of its covenants and agreements hereunder or in Section 6.1 of the Agreement or (iii) is terminated for Cause, the Employee shall not be entitled to any payment and no payment shall be due and payable to Employee in respect of Employee's pro rata share of the Earnout Note dated the date hereof and delivered pursuant to the Agreement.

         10. Notice. For the purposes of this Agreement, notices, and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Employee:

James F. Harnish
301 Pleasant Street
P.O. Box 12
Abbottstown, PA  17301

If to the Company:

DeVlieg-Bullard, Inc.
One Gorham Island
Westport, CT  06880
Attn:  William O. Thomas

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.





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         11.     Withholding of Taxes.  The Company may withhold from any
amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

         12. Enforcement of Agreement. The costs and expenses (including court costs and reasonable attorney's fees) incurred by the prevailing party in connection with any litigation seeking to enforce its rights under this Agreement shall be paid by the non-prevailing in such litigation.

         13. Governing Law. This Agreement shall be construed according to the laws of Pennsylvania, without giving effect to the principles of conflicts of laws of such State.

         14. Amendment; Modification; Waiver. This Agreement may be amended only by the written agreement of the parties hereto. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and the Company. This Agreement will be reviewed on an annual basis by the parties hereto and the term of this Agreement may be extended by mutual agreement of the parties. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         15.     Binding Effect.

                 (a) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights obligations hereunder except as expressly provided for herein. Without limiting the generality of the foregoing, Employee's right to receive payments hereunder shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest otherwise, other than by a transfer by his will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this paragraph, the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

                 (b) The Company and Employee recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and Employee hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of this Agreement.

         16. Entire Contract. This Agreement constitutes the entire agreement and supersedes all other prior agreements, employment contracts and understandings, both written and oral, express or implied with respect to the subject matter of this Agreement.





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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.




                                        DEVLIEG-BULLARD, INC.


                                        By:        /s/ William O. Thomas
                                                -----------------------------

                                        Title:     President
                                                -----------------------------




                                          /s/ James F. Harnish
                                        -------------------------------------
                                        James F. Harnish





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